Exhibit 10.22(a)

FIRST AMENDMENT dated as of December 3, 2008 (this “Amendment”), to the CREDIT AGREEMENT dated as of August 15, 2008 (the “Credit Agreement”), among CEPHALON, INC., a Delaware corporation, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used but not otherwise defined herein (including in the preamble hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendments to the Credit Agreement.  (a)Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)            The definition of the term “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

(ii)          The following new definitions are hereby added in their proper alphabetical order:

“Acusphere” means Acusphere, Inc., a Delaware corporation.

“Acusphere Convertible Note Purchase” means the purchase by the Borrower on November 3, 2008, of the senior secured convertible note of Acusphere in the aggregate principal amount of US$15,000,000 pursuant to the Note Purchase Agreement dated as of October 24, 2008, by and between the Borrower and Acusphere, Inc.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Permitted Majority-Interest Convertible Note Purchase” means the purchase or other acquisition by (a) the Borrower, (b) any Subsidiary Loan Party or (c) any Foreign Subsidiary the Equity Interests in which have been pledged in accordance with the requirements of clause (b) of the definition of the term “Guarantee and Collateral Requirement” of a senior convertible note of any Person in contemplation of a possible future purchase or acquisition of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), such Person, if (i) the terms of such convertible note include a right, exercisable by the Borrower, such Subsidiary Loan Party or such Foreign Subsidiary, as the case may be, to convert such convertible note into (A) the Equity Interests in such Person representing more than 50% of each of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in such Person on the date of conversion, (B) the right to enter into a license of intellectual property rights of such Person in respect of one or more drugs or other pharmaceutical products or (C) credit for one or more Milestone Payments owed by the Borrower, such Subsidiary Loan Party or such Foreign Subsidiary under a license or other similar agreement with such Person in respect of one or more drugs or other pharmaceutical products of such Person, (ii) the Indebtedness evidenced by such convertible note will be in favor of the Borrower, such Subsidiary Loan Party or such Foreign Subsidiary and (iii) at the time of and immediately after giving effect to any such purchase or other acquisition of a convertible note, (A) no Default shall have occurred and be continuing, (B) the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 and (C) the Borrower’s Leverage Ratio shall not exceed 3.50 to 1.00 and the Borrower’s Senior Leverage Ratio shall not exceed 1.75 to 1.00, in each case determined on a pro forma basis in a manner consistent with Section 1.04(b) solely to give effect to the incurrence of Indebtedness, if any, by the Borrower or any Subsidiary in connection with such purchase or other acquisition.

“Permitted Minority-Interest Convertible Note Purchase” means the purchase or other acquisition by (a) the Borrower, (b) any Subsidiary Loan Party or (c) any Foreign Subsidiary the Equity Interests in which have been pledged in accordance with the requirements of clause (b) of the definition of the term “Guarantee and Collateral Requirement” of a senior convertible note of any Person in contemplation of a possible future purchase or acquisition of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), such Person, if (i) the terms of such convertible note include a right, exercisable by the Borrower, such Subsidiary Loan Party or such Foreign Subsidiary, as the case may be, to convert such convertible note into the Equity Interests in such Person representing 50% or less of the aggregate ordinary voting power or aggregate equity value represented by the issued and outstanding Equity Interests in such Person on the date of conversion, (ii) the Indebtedness evidenced by such convertible note will be in favor of the Borrower, such Subsidiary Loan Party or such Foreign Subsidiary and (iii) at the time of and immediately after giving effect to any such purchase or other acquisition of a convertible note, (A) no Default shall have occurred and be continuing, (B) the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 and (C) the Borrower’s Leverage Ratio shall not exceed 3.50 to 1.00 and the Borrower’s Senior Leverage Ratio shall not exceed 1.75 to 1.00, in each case determined on a pro forma basis in a manner consistent with Section 1.04(b) solely to give effect to the incurrence of Indebtedness, if any, by the Borrower or any Subsidiary in connection with such purchase or other acquisition.

“Permitted Option Acquisition” means the purchase or other acquisition by (a) the Borrower, (b) any Subsidiary Loan Party or (c) any Foreign Subsidiary the Equity Interests in which have been pledged in accordance with the requirements of clause (b) of the definition of the term “Guarantee and Collateral Requirement” of an option if (i) the terms of such option include a right, exercisable by the Borrower, such Subsidiary Loan Party or such Foreign Subsidiary, as the case may be, (A) to purchase or acquire more than 50% of the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), such Person or (B) to enter into a license of intellectual property rights of such Person in respect of one or more drugs or other pharmaceutical products of such Person and (ii) at the time of and immediately after giving effect to any such purchase or other acquisition of an option, (A) no Default shall have occurred and be continuing, (B) the Borrower shall be in compliance with the covenants set forth in Sections 6.12, 6.13 and 6.14 and (C) the Borrower’s Leverage Ratio shall not exceed 3.50 to 1.00 and the Borrower’s Senior Leverage Ratio shall not exceed 1.75 to 1.00, in each case determined on a pro forma basis in a manner consistent with Section 1.04(b) solely to give effect to the incurrence of Indebtedness, if any, by the Borrower or any Subsidiary in connection with such purchase or other acquisition.

(b)           Section 1.04(b) of the Credit Agreement is hereby amended by the insertion of “, Permitted Majority-Interest Convertible Note Purchase, Permitted Minority-Interest Convertible Note Purchase, Permitted Option Acquisition” immediately before “or Permitted Acquisition” in the first sentence of such Section.

(c)           Section 2.18(b) of the Credit Agreement is hereby amended (i) by the deletion of clause (iii) of such Section in its entirety and the substitution of “(iii) any Lender becomes a Defaulting Lender” therefor and (ii) by the deletion of (A) the word “or” immediately before clause (v) of such Section and (B) clause (v) of such Section in its entirety.

(d)           Section 6.01(a)(v) of the Credit Agreement is hereby amended by the insertion of “or 6.04(t)” immediately after “Section 6.04(e)”.

(e)           Section 6.04 of the Credit Agreement is hereby amended (i) by the deletion of clause (n) of such Section in its entirety and the substitution of the following therefor:

“(n)         (i) any Permitted Minority-Interest Convertible Note Purchase (and the Investment resulting solely from the exercise of the right to convert the underlying convertible note, without any additional consideration provided therefor by the Borrower or any Subsidiary) and (ii) acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become wholly owned Subsidiaries of the Borrower; provided that the aggregate consideration paid in all such Permitted Minority-Interest Convertible Note Purchases and acquisitions made under this clause (n) after the Effective Date shall not exceed US$30,000,000;”

and (ii) by the deletion of the word “and” immediately before clause (q) of such Section and by the insertion after clause (q) of such Section of a semicolon and of the following new clauses:

“(r)  any Permitted Majority-Interest Convertible Note Purchase (and the Investment resulting solely from the exercise of the right to convert the underlying convertible note, without any additional consideration provided therefor by the Borrower or any Subsidiary);

(s)  the Acusphere Convertible Note Purchase (and the Investment resulting solely from the exercise of the right to convert the underlying convertible note, without any additional consideration provided therefor by the Borrower or any Subsidiary);

(t)  Guarantees by the Borrower of Milestone Payments and payments of royalties owed to any Person by any Foreign Subsidiary the Equity Interests in which have been pledged in accordance with the requirements of clause (b) of the definition of the term “Guarantee and Collateral Requirement”;

(u)  any Permitted Option Acquisition (and the Investment resulting solely from the exercise of the underlying option, without any additional consideration provided therefor by the Borrower or any Subsidiary);

(v)  Investments by the Borrower or any Subsidiary in any Person with which the Borrower or such Subsidiary has entered into a definitive agreement for the purchase or other acquisition by the Borrower or such Subsidiary, as the case may be, of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of one or more drug or other pharmaceutical products) or line of business of), such Person, for the purpose of funding clinical trials or other product development related to the assets or rights to be acquired; provided that the aggregate amount of such Investments made, directly or indirectly, in any Person (including Investments made in Affiliates of such Person) pursuant to this clause (v) shall not exceed US$5,000,000; and

(w)  Investments by the Borrower in the form of loans under a single non-revolving unsecured credit facility to a Person identified as “C” in a transaction description heretofore delivered to the Administrative Agent for the purpose of funding clinical trials or other product development of such Person; provided that the aggregate amount of the Investments made pursuant to this clause (w) shall not exceed US$25,000,000”.

(f)  The following new Section 2.19 shall be inserted immediately following Section 2.18 of the Credit Agreement:

SECTION  2.19.     Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any Swingline Exposure or LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent (i) prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender and (ii) cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding; and

(b)           the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral  will be provided by the Borrower in accordance with Section 2.19(a).

SECTION 3.  Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and to each of the Lenders, as of the Amendment Effective Date (as defined below), that:

(a)  The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action.  This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, constitutes legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  The representations and warranties of the Borrower and the Subsidiary Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(c)  On and as of the Amendment Effective Date, after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower and Lenders constituting at least the Required Lenders; provided that, subject to the effectiveness of this Amendment, the amendments to the Credit Agreement set forth in Section 2 hereof shall be deemed to have become effective as of November 21, 2008.

SECTION 5.  Effect of Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)           On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.  Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10.  Fees and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.  The Borrower agrees to pay on the Amendment Effective Date to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on December 3, 2008 (the “Signing Date”), an amendment fee in an amount equal to 0.05% of the aggregate principal amount of the Commitments of such Lender outstanding on the Signing Date.  All fees shall be payable in immediately available funds and shall not be refundable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

CEPHALON, INC.,

by
/s/ J. Kevin Buchi
Name: J. Kevin Buchi
Title: Executive Vice President and Chief
Financial Officer

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by
/s/ James A. Knight
Name: James A. Knight Title: Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO

CEPHALON, INC. CREDIT AGREEMENT

BANK OF AMERICA, N.A.:

by
/s/ Kevin R. Wagley
Name: Kevin R. Wagley
Title: Senior Vice President

DEUTSCHE BANK AG NEW YORK BRANCH:

by
/s/ Douglas J. Weir
Name: Douglas J. Weir
Title: Director

by
/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION:

by
/s/ Harry E. Ellis
Name: Harry E. Ellis
Title: Senior Vice President

BARCLAYS BANK PLC

by
/s/ David Barton
Name: David Barton
Title: Director

CITIZENS BANK OF PENNSYLVANIA

by
/s/ Jonathan H. Sprogell
Name: Jonathan H. Sprogell
Title: Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION

by
/s/ Christopher T. Kordes
Name: Christopher T. Kordes
Title: Senior Vice President